Sommer & Barnard
Attorneys at Law- PC

March 16, 2001

Saturna Investment Trust
C/O Saturna Capital
1300 North State Street
Bellingham, Washington 98225-4730

Re: Amendment to Form N-1A

Gentlemen:

In accordance with the registration of an indefinite number of units ("Units") registered by Saturna Investment Trust (the "Trust") for its Funds, we have been asked to provide the opinion of our counsel required to be filed as an exhibit to the Trust's registration statement on Form N-1A (the "Registration Statement"). In rendering this opinion, we have examined such documents (including the audited financial statements of the Funds as of November 30, 2000), records and questions of law as we deemed it necessary to examine for the purpose of this opinion. Based on that examination and investigation, it is our opinion that the Units will be, upon issuance, validly issued, fully paid and not liable to further assessments.

We consent to the filing of this letter as An exhibit to Post Effective Amendment No. 19 to the Registration Statement.

Sincerely,

SOMMER & BARNARD, PC
/s/Sommer & Barnard, PC

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated December 15, 2000 on the financial statements and financial highlights of the Sextant Short-Term Bond Fund, Sextant Bond Income Fund, Sextant Growth Fund and Sextant International Fund, each a series of the Saturna Investment Trust. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 20, 2001

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated December 15, 2000 on the financial statements and financial highlights of the Idaho Tax Exempt Fund, a series of shares of the Saturna Investment Trust. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 20, 2001